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                                                                  Exhibit 23.10

INDEPENDENT AUDITORS' CONSENT
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated September 23, 1996, with respect to the financial statements of MTA, Inc. as of December 31, 1995, and for the period from January 25, 1995 (date of incorporation) to December 31, 1995, appearing in this Current Report on Form 8-K and Form 10-K/A of U.S. Office Products Company.




/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Seattle, Washington
November 18, 1997